UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Home Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On September 28, 2015, in connection with the proposed merger of Home Properties, Inc. (the “Company”) with affiliates of Lone Star Funds, the Company provided the following letters to its stockholders and optionholders, respectively.

850 Clinton Square Rochester, New York 14604 (585) 546-4900 / FAX (585) 546-5433 www.homeproperties.com

September 28, 2015

Re:  Dividend Reinvestment and Direct Stock Purchase Plan

Dear Stockholder:

In connection with the proposed merger of Home Properties, Inc. with an affiliate of Lone Star Funds, we are required to suspend our Dividend Reinvestment and Direct Stock Purchase Plan (the “DRIP”) prior to the merger.  Accordingly, this is to inform you that the DRIP will be suspended effective October 1, 2015.  Investors will not be able to purchase shares of Home Properties common stock through the DRIP once the DRIP has been suspended.

We will hold a special meeting of stockholders on Thursday, October 1, 2015, regarding the merger. If our stockholders approve the merger and the merger closes, our stock will no longer be traded on a stock exchange and, subject to the terms of the merger agreement, will be converted into the right to receive $75.23 per share in cash, less any applicable withholding taxes.

Distribution Reinvestment

Once the DRIP has been suspended, existing stockholders will not be permitted to have cash distributions automatically reinvested in additional shares of Home Properties common stock under the DRIP.  Instead, DRIP participants will receive a check for any cash distributions paid on shares of Home Properties common stock held on the applicable record date, irrespective of a prior election to have such distributions automatically reinvested. This includes the previously announced contingent dividend payable on the date of closing of the merger.  If the DRIP is reinstated, which Home Properties does not currently expect will occur, participant elections in effect at the time of the suspension will remain in effect and subsequent cash distributions will be automatically reinvested in accordance with those elections.

Optional Cash Investment

Once the DRIP has been suspended, existing stockholders and new investors also will not be permitted to purchase Home Properties common stock through optional cash investments under the DRIP.  For participants who have elected to purchase Home Properties common stock under the DRIP through automatic withdrawal of funds, no further withdrawals will be debited during the suspension period. Upon a reinstatement of the Plan, if any, automatic withdrawal elections in effect at the time of the suspension will remain in effect for future purchases.  For participants who have sent funds by check to our transfer agent, Computershare, for investment dates subsequent to October 1, 2015, those funds will be returned to you.

The suspension does not affect shares of Home Properties common stock acquired under the DRIP prior to October 1, 2015, nor does it restrict your ability to access your DRIP account or sell common stock held in that account.

While we do not currently expect to reinstate the DRIP, we will notify DRIP participants if the DRIP is reinstated.  Upon a reinstatement, the DRIP is expected to function and be administered in substantially the same manner as prior to the suspension.

If you have any question, please call our transfer agent, Computershare, at (888) 245-0458.

Thank you for your investment in Home Properties.

Sincerely,

Ann M. McCormick
Executive Vice President, General Counsel and Secretary

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transactions contemplated by the merger agreement, Home Properties has filed with the SEC, and mailed or otherwise disseminated to its stockholders, the definitive proxy statement. Home Properties may file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement and other relevant documents filed by Home Properties with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Home

Properties will be available free of charge on its website at www.homeproperties.com, or by directing a written request to Home Properties, Inc. at 850 Clinton Square, Rochester, New York 14604, Attention: Investor Relations.

Home Properties and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about Home Properties’ directors and executive officers in its definitive proxy statement filed with the SEC on March 27, 2015 in connection with its 2015 annual meeting of stockholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement and will be included in other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Home Properties using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

VIA EMAIL

September 28, 2015

Dear Option Holder:

Over the years, Home Properties has periodically provided its employees and directors with stock option grants.  If our stockholders approve our merger with an affiliate of Lone Star Funds and the merger closes, our stock will no longer be traded on a stock exchange and, subject to the terms of the merger agreement, will be converted into the right to receive $75.23 per share in cash, less any applicable withholding taxes.  In addition, subject to the terms of the merger agreement, each unvested stock option will become fully vested and converted into the right to receive a cash payment equal to the number of shares of common stock subject to the option times the difference between $75.23 and the exercise price of the option, less the amount of any taxes that need to be withheld from the payment.

In order to facilitate paying you the cash value of your unexercised stock options, Home Properties will suspend option exercises beginning on or around October 1, 2015.  Therefore, October 1, 2015 is expected to be the last day on which you will be able to exercise any of your options.  If you do not exercise your options on or before October 1, 2015, you will receive the payment described above when the merger closes (provided that you still hold your options at that time).  We will notify you if this date changes.

If you have any questions, please contact our transfer agent, Computershare, at (877) 373-6374.

Sincerely,

HOME PROPERTIES, INC.

/s/ Ann M. McCormick
Ann M. McCormick
Executive Vice Present and General Counsel

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transactions contemplated by the merger agreement, Home Properties has filed with the SEC, and mailed or otherwise disseminated to its stockholders, the definitive proxy statement. Home Properties may file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND

OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement and other relevant documents filed by Home Properties with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Home Properties will be available free of charge on its website at www.homeproperties.com, or by directing a written request to Home Properties, Inc. at 850 Clinton Square, Rochester, New York 14604, Attention: Investor Relations.

Home Properties and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about Home Properties’ directors and executive officers in its definitive proxy statement filed with the SEC on March 27, 2015 in connection with its 2015 annual meeting of stockholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement and will be included in other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Home Properties using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.